UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 15, 2019
(Date of earliest event reported)

Lithia Motors, Inc.
(Exact name of registrant as specified in its charter)

OR (State or other jurisdiction of incorporation)	001-14733 (Commission File Number)	93-0572810 (IRS Employer Identification Number)

150 N. Bartlett St, Medford, OR (Address of principal executive offices)		97501 (Zip Code)
541-776-6401 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check box whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 15, 2019, the Board of Directors of Lithia Motors, Inc. (the “Company”) appointed Tina Miller to serve as Chief Financial Officer of the Company, effective as of August 1, 2019, in which role Ms. Miller will continue to serve as the Company's Principal Financial Officer and Principal Accounting Officer.

Ms. Miller, age 39, has served as interim Principal Financial Officer and Chief Accounting Officer since March 1, 2019. Prior to that appointment, Ms. Miller served as Corporate Controller since 2015, Director of Accounting from 2010 to 2014, and combined has held various accounting and audit leadership roles for nearly 15 years at Lithia. Prior to joining the Company, she worked for Ernst & Young in their assurance practice.

Ms. Miller will have an annual salary of $360,000, a maximum annual potential cash bonus of 80% her base compensation and be granted a number of performance- and time-vesting restricted stock units with a maximum potential value (based on the prior 40-day average trading price of Company Class A Common Stock) of $325,000.

No family relationship exists between Ms. Miller and any of the Company’s directors or executive officers.

There are no related-party transactions in which Ms. Miller, or any of her immediate family members, has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On July 16, 2019, the Company issued a press release announcing the appointment of Ms. Miller as Senior Vice President and Chief Financial Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 16, 2019		LITHIA MOTORS, INC.
		By:	/s/ Bryan B. DeBoer
Bryan B. DeBoer
Director, President and Chief Executive Officer
(Principal Executive Officer)

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Lithia Motors, Inc. dated July 16, 2019